Exhibit 99.1

May 17, 2011

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	Cynthia Williams
Senior Vice President	Senior Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1478

BB&T Corporation CFO to speak May 24
at 2011 Barclays Capital Financial Services Conference

     WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today said that Chief Financial Officer Daryl Bible will present at the 2011 Barclays Capital Financial Services Conference in London on May 24 at 2:10 p.m. BST/9:10 a.m. ET.

     A webcast of Bible’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

     BB&T Corporation (NYSE: BBT) is one of the largest financial services holding companies in the U.S. with $157 billion in assets and market capitalization of $19.1 billion, as of March 31, 2011. Based in Winston-Salem, N.C., the company operates approximately 1,800 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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